ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20080111937-52 Filing Date and Time 02/19/2008 11:00 AM Entity Number C23448-2003

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

FIC INVESTMENTS USA CORP.

2. Description of the original document for which correction is being made:

CERTIFICATION OF DESIGNATION

3. Filing date of the original document for which correction is being made: APRIL 13, 2004

4. Description of the inaccuracy or defect.

On March 29, 2004, before issuance of any shares, the board of directors of FIC INVESTMENTS USA CORP. (the "Company") authorized the amendment of the Company's articles of incorporation to divide the Company's authorized capital into two classes. The officer to whom the board of directors delegated the responsibility to file used the wrong form - he filed a Certificate of Designation purporting to amend the articles of incorporation when he should have filed a Certificate of Amendment.

5. Correction of the inaccuracy or defect.

The Company hereby corrects the record by filing the approved amendment on the proper form, which is attached hereto as Schedule "A". This Certificate of Correction does not make substantive changes to the amendment to the articles of incorporation that was authorized by the board of directors of the Company on March 29, 2004.

6. Signature:

X [signature] PRESIDENT FEB 14, 2008

Authorized Signature Title* Date

*If entity is a Corporation, it must be signed by an Officer if stock has been issued, OR an Incorporator or Director if stock has not been issued; a Limited-Liability Company, by a manager or managing members; a Limited Partnership or Limited-Liability Limited Partnership, by a General Partner; a Limited-Liability Partnership, by a Managing Partner; a Business Trust, by a Trustee.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.380)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.380 - Before Issuance of Stock)

1. Name of corporation:

FIC INVESTMENTS USA CORP.

2. The articles have been amended as follows (provide article numbers, if available):

The Article entitled FOURTH is amended to read as follows:

FOURTH

The Corporation is authorized to issue a maximum of 25,000,000 common shares with a par value of $0.001 each, designated as follows: 10,000,000 Class "A" Common Voting Shares and 15,000,000 Class "B" Common Voting Shares. The shares shall have attached to them the rights, privileges, restrictions and conditions as hereinafter set forth.

1. Class "A" Common Voting Shares

The following rights, privileges, restrictions and conditions shall be attached to the Class "A" Common Voting Shares:

(a) Voting Rights (continued on Attachment 1)

3. The undersigned declare that they constitute at least two-thirds of the incorporators ☐, or of the board of directors ☒ (check one box only)

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.

6. Signatures (If more than two signatures, attach an 8 1/2" x 11" plain sheet with the additional signatures.)

X ______________________ Signature

X ______________________ Signature

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

ATTACHMENT 1

The holders of the Class "A" Common Voting Shares are entitled to receive notice of and attend all meetings of shareholders of the Corporation, and to cast one vote for each share held, except meetings at which only holders of a specified class of shares are entitled to vote.

(a) Dividend Rights

The holders of the Class "A" Common Voting Shares will in each year, in the absolute discretion of the directors, be entitled, out of any or all profits or surplus available for dividends, to non-cumulative dividends at a rate to be determined by the directors.

(b) Redemption Price

For the purposes hereof, the "Redemption Price" in respect of each of the Class "A" Common Voting Shares is the amount determined by the directors to be the net asset value per share of the Class "A" Common Voting Shares based on the financial statements of the Corporation for the month preceding the date redemption notice is given by the holder, determined in accordance with the valuation policies adopted by the Corporation from time to time.

(c) Redemption at Holder's Option

Any holder of the Class "A" Common Voting Shares may, after the expiry of three (3) years from the date such shares were issued, by giving written notice to the Corporation at its registered office, require the Corporation to redeem the whole or from time to time, any part of the Class "A" Common Voting Shares held by that holder for the Redemption Price. The notice must set out the date not less than sixty (60) days after the date the notice is received by the Corporation on which redemption is to take place and the number of Class "A" Common Voting Shares to be redeemed. On or after the date specified for redemption, the Corporation will, on presentation and surrender at the registered office of the Corporation of the certificate or certificates for the Class "A" Common Voting Shares to be redeemed, pay or cause to be paid to or for the order of the holder, the Redemption Price in respect of the Class "A" Common Voting Shares to be redeemed, and on payment those Class "A" Common Voting Shares will be redeemed and cancelled. If only some of the Class "A" Common Voting Shares represented by a certificate are redeemed, the Corporation will issue at its expense a new certificate for the balance. If a holder of the Class "A" Common Voting Shares requesting redemption fails to present the certificate for the Class "A" Common Voting Shares to be redeemed on the date specified for redemption, the Corporation may deposit the Redemption Price for the Class "A" Common Voting Shares to be redeemed into a special account in any chartered bank or trust company, to be paid without interest to or to the order of the holder upon

presentation and surrender to the bank or trust company of the certificates representing those shares. Upon such a deposit being made, the Class "A" Common Voting Shares in respect of which the deposit is made will be deemed to be redeemed, will be cancelled and the rights of the holder after the deposit will be limited to receiving without interest the Redemption Price so deposited against presentation and surrender of the certificate or certificates for the Class "A" Common Voting Shares to be redeemed, less any charges by the bank or trust company. Notwithstanding the foregoing, the Corporation may waive notice of any redemption by instrument or instruments in writing.

(d) Restriction on Redemption Rights

Notwithstanding any other right attached to the Class "A" Common Voting Shares, the Corporation will not be obliged to redeem or repurchase any shares of the Corporation if the redemption or repurchase would contravene any applicable statute, regulation or rule of law or equity.

(e) Liquidation, Dissolution or Winding-up

In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purposes of winding-up its affairs or upon a reduction of capital, the holders of the Class "A" Common Voting Shares shall be entitled to receive an amount equal to the Redemption Price as defined in paragraph (c) for each Class "A" Common Voting Share held together with an amount equal to all declared or accrued and unpaid dividends.

2. Class "B" Common Voting Shares

The following rights, privileges, restrictions and conditions shall be attached to the Class "B" Common Voting Shares:

(a) Voting Rights

The Class "B" Common Voting Shares are entitled to receive notice of and attend all meetings of shareholders of the Corporation and to cast one vote for each share held, except meetings at which only holders of a specified class of shares are entitled to vote.

(b) Dividend Rights

The holders of the Class "B" Common Voting Shares shall in no circumstances be entitled to receive dividends from the Corporation, whether on liquidation, dissolution or winding-up of the Corporation or otherwise, and the directors shall not declare any dividends on the Class "B" Common Voting Shares.

(c) Liquidation, Dissolution or Winding-up